UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2022 (April 27, 2022)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

235 Lincoln Rd., Suite 210, Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 611-3622

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2022, Cuentas, Inc. (“Cuentas” or the “Company”) signed the Second Amendment to Binding Letter of Intent (the “SA-LOI”) with SDI Black 011, LLC (“SDI Black” and, together with Sohel Basir Kapadia and Sahedabanu Sohel Kapadia (collectively the “Owners”), for the potential acquisition of 100% of the assets of SDI Black 011(“Seller”) in exchange for $2.976 Million.

In February 2022, the Letter of intent was executed pursuant to which a) MangoTel LLC was removed from the transaction and b) the acquisition price was reduced from $3.2 Million to $2.976 Million due to the removal of MangoTel LLC.

The Second Amendment to Binding Letter of Intent provides that a definitive Asset Purchase Agreement (APA), subject to Cuentas Board of Director approval, will be signed by May 8, 2022 detailing the assets which will be acquired by Cuentas. It also provides that if the Board of Directors of Cuentas does not approve the APA, then “…the parties shall be released from any and all obligations thereunder including the termination penalty…”. The closing date for the APA shall under no circumstances be after May 20, 2022.

Within 5 days after execution of this LOI, Cuentas will deposit $1 Million into an escrow account while a definitive purchase and sale agreement (the “Agreement”) is drafted and negotiated. On or before five (5) business days before the Closing Date, Cuentas shall pay into the escrow trust account of it’s Escrow Agent, the remaining Purchase Price of ONE MILLION NINE HUNDRED SEVENTY-SIX THOUSAND DOLLARS ($1,976,000, the “Remaining Purchase Price”). . At the Closing, Owners shall transfer one hundred percent (100%) of the Purchased Assets free and clear of any liens, claims, and encumbrances to Cuentas.

On or before eight (8) business days following the execution of this Second Amendment by the parties, Owners shall pay into the escrow trust account of the Seller’s Escrow Agent, $1 Million to be held in trust under the terms and conditions of the Escrow Agreement as defined in the SA-LOI.

On or before five (5) business days following the execution of the Second Amendment by the parties, the Escrow Agents shall obtain from the SBA a payoff estoppel letter setting forth the outstanding loan balance, including principal, interest and applicable charges due under the applicable SBA loan documents with a per diem interest amount that will allow the parties to calculate the payoff amount necessary to satisfy in full the indebtedness owed by Seller to the SBA (the “SBA Indebtedness”) and obtain a release of the recorded liens and security interest and UCC-1s, and wiring instructions setting forth the financial account that SBA where it wants the payoff funds transferred to at the Closing (“SBA Wiring Instructions”). On the Closing Date, the parties shall provide a written notice signed by all of the parties, , directing the Escrow Agents to wire to the SBA $2,976,000 plus the $1,000,000 from the Owners, for a total of $3,976,000., to satisfy in full the SBA Indebtedness and obtain the release of any and all liens, claims, and encumbrances of the SBA against the Purchased Assets.

On April 29, 2022, Cuentas sent the standard form bulk sale notice to all creditors listed by owners setting forth the proposed sale and providing an address for creditors to make an inquiry or claim against the Seller or the assets of the Seller. It shall be the responsibility of the Seller and Owners to resolve any and all claims filed within the 20-day notice period (“Bulk Sale Notice”) either through a writing signed by the claimant releasing the Seller and the assets from any further claims, or through escrow of sufficient funds to cover the amount of the claim as alleged by the creditor. The parties shall review all claims, and the resolution or escrow by Seller to satisfy all claims filed, no later than May 18, 2022, and if Buyer, at its sole discretion, is satisfied that each asserted claim has been resolved by a writing signed by the creditor, or an acceptable escrow amount is deposited by Seller in its attorney’s trust account to cover all unreleased alleged claims, the parties shall proceed to closing of the asset purchase transaction on or before the Closing Date. If any creditors provide timely notice of a claim against Seller or the Purchased Assets, then as a condition precedent to closing the Seller and Owners shall reduce the Purchase Price or escrow additional funds with the Escrow Agent sufficient to fully satisfy all such asserted claims as determined by the Buyer at its reasonable discretion. If the aggregate funds on deposit with the Escrow Agent aggregating $3,976,000.00 are insufficient to satisfy in full the SBA Loan Obligation as set forth in the estoppels letter to be provided by the SBA/lender, then Owners shall deposit any additional funds as determined by the Escrow Agent as necessary to satisfy in full the outstanding SBA Loan Indebtedness then the Owners shall fund the additional deposit by five (5) business days before the Closing.

If after execution of the APA, Seller and Owners fail to satisfy the conditions to closing, the Buyer at its sole discretion may terminate this APA with written notice to the Seller and the Owners and the Escrow Agents. Upon receipt of the written notice of termination as set forth immediately above, Seller’s Escrow Agent shall deposit from the Seller’s Escrow Funds the $250,000 liquidation damages in the registry of a court of competent jurisdiction in Westchester County, New York and commence an interpleader action naming the parties and affording them notice to appear to determine their respective rights in the $250,000 liquidation damages and promptly return the remaining Seller’s Escrow Funds, less the $250,000 liquidating damages, to the Seller and Buyer’s Escrow Agent may promptly return the Buyer’s Escrowed Funds to Buyer. If after execution of the APA, the Buyer fails to fund the Remaining Purchase Price, the Owners may terminate the APA with written notice to the Buyer and the Escrow Agents. Upon receipt of the written notice of termination as set forth immediately above, Buyer’s Escrow Agent shall deposit from the Buyer’s Escrow Funds the $250,000 liquidation damages in the registry of a court of competent jurisdiction in Miami-Dade County, Florida and commence an interpleader action naming the parties and affording them notice to appear to determine their respective rights in the $250,000 liquidation damages and promptly return the remaining Buyer’s Escrow Funds to the Buyer and Owners’ Escrow Agent may promptly return the Owners’ Escrowed Funds to Owners.

The parties stipulate that the $250,000 liquidating damages is an approximate estimate of the costs and expenses incurred by each party in pursuing this transaction and is intended solely as an estimate of reimbursable costs and expenses and is not intended to be a penalty. Venue for any dispute over whether a party properly terminated the APA shall be on the county where the $250,000 liquidation damages are on deposit in the court registry. In any such interpleader, the parties agree to that their respective Escrow Agent is authorized to accept service of the interpleader complaint and summons and they waive any right to a jury trial on any and all issues.

Seller and Owners and their officers and directors and all of its shareholders including Owners, separately and severally, agree that, for a period of two (2) years after closing, they will not, directly or indirectly, own, manage, operate, join in, control, or participate in the ownership, management, operation, or control of, or be connected with in any manner, any entity engaged in the business of Fintec and Telcom anywhere in the world.

Item 3.01, Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 21, 2021, David B. Schottenstein and Richard J. Berman each resigned as a director of the Company, effective December 21, 2021.  On April 29, 2022, the Company received two Nasdaq Staff Deficiency Letters indicating that, as a result of the resignations of Messrs. Schottenstein and Berman, the Company failed to comply with (i) Nasdaq’s independent director requirement for continued listing as set forth in Listing Rule 5605 and (ii) the audit committee requirements for continued listing set forth in Rule 5605 of the Nasdaq Listing Rules.

Nasdaq Listing Rule 5605(b)(1) requires that the Company maintain a board of directors comprised of a majority of independent directors. Following the resignations of Messrs. Schottenstein and Berman, the Company’s board if directors does not consist of a majority of independent directors. The Nasdaq deficiency letter relating to this deficiency indicated that the Company is not eligible for a cure period. Accordingly, the Company has 45 calendar days (or until June 13, 2022) to submit a plan to regain compliance. If the Company’s plan of compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from April 29, 2022 to evidence compliance.

Nasdaq Listing Rule 5605(c)(2) requires that the Company have an audit committee comprised of at least three members who meet the qualifications set forth in such rule.  With the resignation of Mr. Berman, the Company’s audit committee currently consists of only two independent directors.  In accordance with Nasdaq Listing Rule 5605(c)(4), Nasdaq has provided the Company with a cure period, until the earlier of (i) the Company’s next annual shareholders’ meeting, (ii) June 20, 2022, if the next annual shareholders’ meeting is held before June 20, 2022, or (iii) December 21, 2022, in order to regain compliance. In the event that the Company does not regain compliance by this date, Nasdaq rules require the Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company has been taking steps to identify new director candidates to replace Messrs. Schottenstein and Berman to regain compliance with Nasdaq Listing Rule 5605(b)(1) and Rule 5605(c)(2).  The Company is in the process of selecting suitable candidate and expects to regain compliance with both Nasdaq Listing Rules.

Item 9.01 Exhibits

10.1	SECOND & FIRST AMENDMENTS TO BINDING LETTER OF INTENT
10.2	BINDING LETTER OF INTENT
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Dated: May 3, 2022	By:	/s/ Jeffery D. Johnson
Jeffery D. Johnson
Chief Executive Officer

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